UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2021 (October 22, 2021)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 W. 57th St., 8th Floor

New York, New York 10019

(Address of Principal Executive Offices)

(646) 665-4667

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 22, 2021, DarioHealth Corp. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”), as agent, pursuant to which the registrant may issue and sell shares of its common stock having an aggregate offering price of up to $50 million from time to time through Cowen.

Any sales of shares of common stock pursuant to the Sales Agreement will be made pursuant to a shelf registration statement on Form S-3 (the “Registration Statement”) and the prospectus contained therein, after such Registration Statement is declared effective by the Securities and Exchange Commission.  Cowen may sell common stock (A) in privately negotiated transactions with our consent or (B)  by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including block transactions, sales made directly on The Nasdaq Capital Market or sales made into any other existing trading market for the registrant’s common stock. Subject to the terms and conditions of the Sales Agreement, Cowen will use its commercially reasonable efforts to sell the shares of the registrant’s common stock from time to time, based upon its instructions (including any price, time or size limits or other parameters or conditions that we may impose). The registrant will pay to Cowen a cash commission of up to 3.0% of the gross proceeds from the sale of any shares of common stock by Cowen under the Sales Agreement. The registrant and Cowen have also provided each other with customary indemnification rights.

The registrant is not obligated to make any sales of common stock under the Sales Agreement and no assurance can be given that it will sell any shares under the Sales Agreement, or, if it does, as to the price or number of shares that it will sell, or the dates on which any such sales will take place. The Sales Agreement may be terminated by either party as set forth in the Sales Agreement.

The Registration Statement relating to the common stock to be offered and sold under the Sales Agreement has been filed with the Securities and Exchange Commission but has not yet become effective. The common stock may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Sales Agreement, dated October 22, 2021, by and between DarioHealth Corp. and Cowen and Company, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2021	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary